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Exhibit 21.1

Name:	Jurisdiction:
Beserc International LLC	Delaware
Haut Commodities, LLC	Delaware
Kroeck & Associates LLC	Delaware
Lind-Waldock Financial Partners LLC	Delaware
Lind-Waldock Securities, LLC	Delaware
Market Educational Institute, LLC	Delaware
Marshall Metals, LLC	Delaware
Refco Administration, LLC	Delaware
Refco Alternative Investments LLC	Delaware
Refco Capital LLC	Delaware
Refco Capital Holdings, LLC	Delaware
Refco Capital Management, LLC	Delaware
Refco Capital Trading LLC	Delaware
Refco F/X Associates, LLC	Delaware
Refco Finance Inc.	Delaware
Refco Financial LLC	Delaware
Refco Fixed Assets Management LLC	Delaware
Refco Global Capital Management LLC	Delaware
Refco Global Futures, LLC	Delaware
Refco Global Holdings, LLC	Delaware
Refco Information Services, LLC	Delaware
Refco, LLC	Delaware
Refco Managed Futures, LLC	Delaware
Refco Mortgage Securities, LLC	Delaware
Refco Regulated Companies, LLC	Delaware
Refco Securities, LLC	Delaware
Refco Trading Services, LLC	Delaware
RefcoFund Holdings LLC	Delaware
RefcoFund Management, LLC	Delaware
Summit Management, (Newco) LLC	Delaware
Westminster-Refco Management LLC	Delaware
MacFutures Australia PTY Ltd.	Australia
MacFutures Gibraltar PTY Ltd.	Gibraltar
MacFutures Ltd.	England
Mactechnologies, Ltd.	England
Refco Capital Markets International Services, Ltd.	Bermuda
Refco Capital Markets International, Ltd.	Bermuda
Refco Capital Markets, Ltd.	Bermuda
Refco Carlton, Ltd.	England
Refco Energy (UK), Ltd.	England
Refco Equity Derivatives, Ltd.	England
Refco Europe Ltd.	England
Refco Futures (Canada) Ltd.	Canada
Refco Futures (HK) Ltd.	Hong Kong
Refco Global Finance, Ltd.	Bermuda
Refco Hong Kong, Ltd.	Hong Kong
Refco Investment Services Pte Ltd. (Singapore)	Singapore
Refco Overseas Limited	England
Refco Securities S.A. (Paris)	France
Refco Singapore Pte. Ltd.	Singapore
Refco Trading Services (UK) Ltd.	England
Westminster Clearing, Ltd.	England
Trafalgar Commodities Ltd.	England

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  Exhibit 21.1